UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 7, 2022

STEVEN MADDEN, LTD.

(Exact name of registrant as specified in its chapter)

Delaware	000-23702	13-3588231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:	(718) 446-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SHOO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Expansion of the Board

By unanimous action of the Board of Directors (the “Board”) of Steven Madden, Ltd. (the “Company”), on January 7, 2022, the Board, upon the recommendation of the Nominating/Corporate Governance Committee, determined to expand the size of the Board from nine members to eleven members, such expansion to be effective as of January 7, 2022.

Appointment of New Directors

On January 7, 2022, by unanimous action of the Board, also upon the recommendation of the Nominating/Corporate Governance Committee, the Board appointed Ms. Arian Simone and Mr. Peter A. Davis to fill the newly-created directorships resulting from the expansion in the size of the Board from nine members to eleven members, such appointment to be effective as of January 7, 2022. Ms. Simone has been appointed to serve on the Company’s Nominating/Corporate Governance Committee and Mr. Davis has been appointed to serve on the Company’s Compensation Committee.

Ms. Simone is President and Chief Executive Officer of Fearless Fund, a venture capital fund that invests in women of color led businesses, which she co-founded in 2018. From 2004 to 2017, Ms. Simone was the owner of AR PR Marketing, a publicity and marketing strategy firm. Ms. Simone serves as a member on the Board of Directors for the Birmingham Civil Rights Institute. In 2021, Ms. Simone was the recipient of the 15th Annual General Motors African Ancestry Network Black History Month Celebration Entrepreneurial Spirit Award and the Detroit Branch NAACP Great Expectations Award.

Mr. Davis has over 30 years of experience in the footwear and apparel industry, having held executive leadership positions in sales and marketing with companies including Skechers, Fila, Reebok, Joy & Mario, and Dynasty Footwear. Mr. Davis also founded The Infamous Black Sheep Brand, an urban action sports lifestyle brand. A former player in the NBA, today, Mr. Davis runs Pete Davis Basketball, a grassroots community youth basketball organization.

Each of Ms. Simone and Mr. Davis will receive customary compensation from the Company for serving as a non-employee director, in accordance with the Company’s director compensation program as described in the Company’s proxy statement for its 2021 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 8, 2021.

The expansion of the Board and the appointment of Ms. Simone and Mr. Davis were effected as part of the Company’s corporate governance planning.

There is no arrangement or understanding between Ms. Simone and any other person pursuant to which she was selected as a director nor are there any disclosable arrangements under Item 404(a) of Regulation S-K.

There is no arrangement or understanding between Mr. Davis and any other person pursuant to which he was selected as a director nor are there any disclosable arrangements under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On January 10, 2022, the Company issued a press release, furnished as Exhibit 99.1 and incorporated into this Item 7.01 by reference, announcing that the Board had appointed Ms. Simone and Mr. Davis as directors, effective January 7, 2022.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This information is intended to be furnished under this Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 10, 2022, announcing two new appointments to Board of Directors.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2022

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld
Chief Executive Officer